As filed with the Securities and Exchange Commission on August 2, 1996

                                                   Registration No. 333-________



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                       NICOLLET PROCESS ENGINEERING, INC.
             (Exact name of registrant as specified in its charter)

                    MINNESOTA                        41-1528120
          (State or other jurisdiction            (I.R.S. Employer
        of incorporation or organization)        Identification No.)

     420 NORTH FIFTH STREET, FORD CENTRE, SUITE 1040, MINNEAPOLIS, MN 55401
               (Address of Principal Executive Offices)             (Zip Code)


                        NICOLLET PROCESS ENGINEERING,INC.
                             1990 STOCK OPTION PLAN
                                       AND
                       NICOLLET PROCESS ENGINEERING, INC.
                 1995 AMENDED AND RESTATED STOCK INCENTIVE PLAN
                            (Full title of the plans)

                                ROBERT A. PITNER
                             CHIEF EXECUTIVE OFFICER
                       NICOLLET PROCESS ENGINEERING, INC.
                             420 NORTH FIFTH STREET
                             FORD CENTRE, SUITE 1040
                          MINNEAPOLIS, MINNESOTA 55401
                     (Name and address of agent for service)

                                 (612) 339-7958
          (Telephone number, including area code, of agent for service)


        Approximate date of commencement of proposed sale to the public:
           Immediately upon the filing of this Registration Statement



                         CALCULATION OF REGISTRATION FEE

================================================================================
                                          Proposed      Proposed
                                           Maximum       Maximum
                                           Offering      Aggregate   Amount of
Title of Securities     Amount to be        Price        Offering   Registration
To Be Registered        Registered(1)     Per Share(2)    Price(2)     Fee
- --------------------------------------------------------------------------------
Common Stock,
no par
value                 1,000,000 shares        $2.34      $2,340,000   $810.00
================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions of the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated as follows: (i) with respect to options to purchase shares previously granted under the plans, on the basis of the weighted average exercise price of such option grants and (ii) with respect to options to be granted under the plan, on the basis of the average between the bid and asked prices of the Registrant's Common Stock on July 30, 1996 on the over-the-counter market, as reported by the Nasdaq Small-Cap Market.



                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration
Statement: (1) the Company's Prospectus dated March 19, 1996, as filed with the Commission on March 20, 1996 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"); (2) the Company's Form 10-QSB for the quarter ending May 31, 1996 (File No. 0-27928); (3) all other reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since August 31, 1995; and (4) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description (File No. 0-27928).

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable. The Company's Common Stock to be offered pursuant to this Registration Statement has been registered under Section 12 of the Exchange Act as described in Item 3 of this Part II.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Minnesota law and the Company's Bylaws provide that the Company shall, under certain circumstances and subject to certain limitations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person's former or present official capacity with the Company against judgements, penalties, fines, settlements and reasonable expenses. Any such person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding.

         The Company has entered into indemnification agreements with Messrs. McNally, Pitner, Case, Bugbee and Koontz whereby the Company has agreed to indemnify and hold harmless the above directors and executive officers from and against any claims, liabilities, damages or expenses incurred by them in or arising out of their status, capacities and activities with respect to the Company to the maximum extent permitted by Minnesota law. The Company believes that these agreements are necessary to attract and retain qualified persons as directors and executive officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         No securities are to be reoffered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS.

4.1*     Articles of Incorporation of the Company.

4.2*     Bylaws of the Company.

4.3*     Specimen form of the Company's Common Stock Certificate.

4.4* Warrant for Purchase of Shares of Common Stock of the Company issued to RTF Consultants dated August 31, 1991.

4.5* Warrant for Purchase of Shares of Common Stock of the Company issued to Anelise Sawkins dated August 9, 1993.

4.6* Form of Warrant for Purchase of Shares of Common Stock of the Company issued in connection with November 1993 private placement.

4.7* Warrant for Purchase of Shares of Common Stock of the Company issued to Charlie Phelps dated May 5, 1994.

4.8* Form of Warrant for Purchase of Shares of Common Stock of the Company issued in connection with advertising design services.

4.9* Form of Warrant for Purchase of Shares of Common Stock of the Company issued in connection with January 1995 private placement.

4.10* Form of Warrant for Purchase of Shares of Common Stock of the Company issued in connection with February 1995 private placement

4.11* Warrant for Purchase of Shares of Common Stock of the Company issued to Tuschner & Company, Inc. dated February 7, 1995.

4.12* Form of Warrant for Purchase of Shares of Common Stock of the Company issued in connection with March 1995 private placement.

4.13* Warrant for Purchase of Shares of Common Stock of the Company issued to Tuschner & Company dated March 2, 1995.

4.14* Form of Warrant for Purchase of Common Stock of the Company issued in connection with March 1995 bridge financing.

4.15* Form of Warrant for Purchase of Shares of Common Stock of the Company issued in connection with repayment of March 1995 bridge financing.

4.16* Form of Warrant for Purchase of Shares of Common Stock of the Company issued in connection with January 1996 bridge financing.

5.1**    Opinion and Consent of Oppenheimer Wolff & Donnelly.

23.1     Consent of Oppenheimer Wolff & Donnelly (included in Exhibit 5.1).

23.2**   Consent of Ernst & Young LLP.

23.3**   Consent of John A. Knutson & Co., PLLP.

24.1     Power of Attorney (included on page 5 of this Registration Statement).

99.1**   1990 Stock Option Plan.

99.2**   1995 Stock Incentive Plan.


____________________
* Incorporated by reference to the exhibits to the Company's Registration Statement on Form SB-2 (File No. 333-00852C).

**   Filed herewith.

ITEM 9.  UNDERTAKINGS.

(a)        The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on July 30, 1996.

                                 NICOLLET PROCESS ENGINEERING, INC.

                                 By:/s/ Robert A. Pitner
                                 Robert A. Pitner
                                 President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Pitner and Lanny I. Kurysh and each or any one of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 26, 1996 in the capacities indicated.

Signature                            Title


/s/ Robert A. Pitner     President, Chief Executive Officer and Director
Robert A. Pitner         (Principal Executive Officer)

/s/ Lanny I. Kurysh      Chief Financial and Operations Officer
Lanny I. Kurysh          (Principal Financial Officer)

/s/ John Sandberg        Controller
John Sandberg            (Principal Accounting Officer)

/s/ Pierce A. McNally    Chairman of the Board
Pierce A. McNally

/s/ Thomas W. Bugbee     Director
Thomas W. Bugbee

/s/ Benton J. Case       Director
Benton J. Case

/s/ Richard W. Koontz    Director
Richard W. Koontz



                                INDEX TO EXHIBITS

Exhibit  Description                                                   Location

4.1     Articles of Incorporation of the Company                            (1)

4.2     Bylaws of the Company                                               (1)

4.3     Specimen form of the Company's Common Stock Certificate             (1)

4.4     Warrant for Purchase of Shares of Common Stock of the Company
        issued to RTF Consultants dated August 31, 1991                     (1)

4.5     Warrant for Purchase of Shares of Common Stock of the Company
        issued to Anelise Sawkins dated August 9, 1993                      (1)

4.6     Form of Warrant for Purchase of Shares of Common Stock of the
        Company issued in connection with November 1993 private placement   (1)

4.7     Warrant for Purchase of Shares of Common Stock of the Company
        issued to Charlie Phelps dated May 5, 1994                          (1)

4.8     Form of Warrant for Purchase of Shares of Common Stock of the
        Company issued in connection with advertising design services       (1)

4.9     Form of Warrant for Purchase of Shares of Common Stock of the
        Company issued in connection with January 1995 private placement    (1)

4.10    Form of Warrant for Purchase of Shares of Common Stock of the
        Company issued in connection with February 1995 private placement   (1)

4.11    Warrant for Purchase of Shares of Common Stock of the Company
        issued to Tuschner & Company, Inc. dated February 7, 1995           (1)

4.12    Form of Warrant for Purchase of Shares of Common Stock of the
        Company issued in connection with March 1995 private placement      (1)

4.13    Warrant for Purchase of Shares of Common Stock of the Company
        issued to Tuschner & Company dated March 2, 1995                    (1)

4.14    Form of Warrant for Purchase of Common Stock of the Company
        issued in connection with March 1995 bridge financing               (1)

4.15    Form of Warrant for Purchase of Shares of Common Stock of
        the Company issued in connection with repayment of
        March 1995 bridge financing                                         (1)

4.16    Form of Warrant for Purchase of Shares of Common Stock of
        the Company issued in connection with January 1996
        bridge financing                                                    (1)


5.1     Opinion and Consent of Oppenheimer Wolff &
        Donnelly                                            Filed electronically

23.1    Consent of Oppenheimer Wolff & Donnelly          Included in Exhibit 5.1

23.2    Consent of Ernst & Young LLP                        Filed electronically

23.3    Consent of John A. Knutson & Co., PLLP              Filed electronically

24.1    Power of Attorney                              Included on page 5 hereof

99.1    1990 Stock Option Plan                              Filed electronically

99.2    1995 Stock Incentive Plan                           Filed electronically


____________________
(1) Incorporated by reference to the exhibits to the Company's Registration Statement on Form SB-2 (File No. 333-00852C).